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                                                                   EXHIBIT 10.42

                               INDEMNITY AGREEMENT

         This Indemnity Agreement (this "Agreement"), made as of the ___ day of ___________________, is by and between Mobility Electronics, Inc., a Delaware corporation (the "Company"), and ____________________ ("Indemnitee"), a director and/or officer of the Company.

                             W I T N E S S E T H :

         WHEREAS, it is essential to the Company to attract and retain as directors and officers the most capable persons available; and

         WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of directors' and officers' liability insurance has been severely limited; and

         WHEREAS, the Company desires to indemnify its directors and officers so as to provide to them the maximum protection permitted by law; and

         WHEREAS, Indemnitee may not be willing to serve or continue to serve, as a director and/or officer of the Company unless Indemnitee and the Company enter into this Agreement, and the Company desires that Indemnitee serves, or continues to, so serve as such;

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company and Indemnitee hereby agree as follows:

         1. Agreement to Serve. Indemnitee agrees to serve, or continue to serve, as a director and/or officer of the Company for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders Indemnitee's resignation in writing.

         2. Definitions. As used in this Agreement:

         (a) "Code" means the Internal Revenue Code of 1986, as amended.

         (b) "Expenses" includes, without limitation, all costs, expenses and obligations (including attorneys' fees and disbursements, court costs, travel expenses and fees of experts) reasonably incurred or paid in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness or participate in any Proceeding, whether conducted by the Company or otherwise, including without limitation any Proceeding, action or process for the purpose of establishing Indemnitee's right to indemnification under this Agreement and any amounts paid in settlement by or on behalf of Indemnitee.

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         (c) "Independent Legal Counsel" means legal counsel who or which has not provided or performed services for the Company, any of its directors, officers, affiliates or Indemnitee for the last three years and is not otherwise representing any party to any Proceeding, other than legal services rendered as an independent legal counsel in any prior determination regarding indemnification under this Agreement or any similar agreement with any other director or officer.

         (d) "Official Capacity" means the elective or appointive office in the Company held by the director and/or officer.

         (e) "Proceeding" includes any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, arbitrative or investigative nature (including all appeals therefrom), or any inquiry or investigation that could lead to such an action, suit or proceeding in which Indemnitee may be or may have been involved as a party or otherwise, because Indemnitee is or was a director and/or officer of the Company, because of any action taken by Indemnitee or of any inaction on Indemnitee's part while acting as such director and/or officer, or because Indemnitee is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

         (f) "Specified Interest Rate" means the applicable annual federal mid-term rate, as that term is defined in Section 1274(d) of the Code, in effect for the month in which the payment is to be made.

         (g) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who is determined to have acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "Indemnitee reasonably believed to be in or not opposed to the best interests of the Company," as referred to in this Agreement.

         3. Indemnity. The Company shall indemnify Indemnitee in accordance with the provisions of this Section if Indemnitee is a party to or threatened to be made a party to or otherwise involved (as a witness or otherwise) in any Proceeding because Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against all Expenses, judgments, fines and penalties (including excise and similar taxes) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such

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Proceeding, but only if it is determined pursuant to Section 4 that Indemnitee acted in good faith and (i) in the case of conduct in his Official Capacity, in a manner Indemnitee reasonably believed to be in the best interests of the Company; (ii) in all other cases, in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and (iii) in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful. Without limiting the foregoing, such indemnity shall apply where the Expenses, judgments, fines and penalties arise in whole or in part from the negligence of Indemnitee. However, if Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by Indemnitee, whether or not the benefit resulted from an action taken in his Official Capacity, then no indemnification may be provided except in respect of Expenses actually incurred by Indemnitee in connection with the Proceeding. For purposes of the immediately preceding sentence only, Expenses shall not include attorneys' fees. No indemnification will be made with respect to any Proceeding in which Indemnitee shall have been found liable for willful or intentional misconduct in the performance of Indemnitee's duty to the Company or for any grossly negligent act or omission. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, determine that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that such person had reasonable cause to believe that Indemnitee's conduct was unlawful. Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after he has been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         4. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Section 3 shall be made or paid by the Company no later than 30 days after receipt by the Company of the written request of Indemnitee therefor, unless a determination is made within such 30-day period that Indemnitee has not met the relevant standards for indemnification set forth in Section 3. Such determination shall be made (i) by a majority vote of a quorum consisting of members of the Board of Directors who are not parties to the Proceedings; (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors of the Company, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not parties to the Proceedings; (iii) by Independent Legal Counsel selected by the Board of Directors of the Company or a committee of the Board of Directors of the Company by vote as set forth in Subsection (i) and (ii) of this Section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors of the Company; or (iv) by the stockholders in a vote that excludes the shares held by directors who are parties to the Proceedings.

         5. Additional Payments for Tax Liability of Indemnitee.

        (a) In determining the amount owed by an indemnifying party pursuant to this Agreement, the amount to be paid by the indemnifying party shall be (i) decreased by an amount equal to the present value of any federal, state, local or foreign tax benefit realized, or reasonably expected to be realized, by the indemnified party by reason of such claims and


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    (ii) increased by an amount equal to the present value of any federal, state, local or foreign tax detriment that is, or is reasonably expected to be, incurred by the indemnified party as a consequence of the receipt of any indemnity payment pursuant to this Agreement.

         (b) For purposes of this Section, "present value" shall be calculated using the Specified Interest Rate. For purposes of this Section, "tax benefit" and "tax detriment" shall be calculated assuming payment of taxes on the due date of the applicable return (without extensions) and using the highest rate applicable or known to be applicable with respect to the tax period or periods for which the tax benefit or the tax detriment, as the case may be, is reasonably expected to be realized or incurred.

         (c) Notwithstanding anything to the contrary in this Agreement, no duplicate payments shall be made to the Company or to Indemnitee with respect to any tax benefits and/or tax detriments pursuant to this Agreement.

         6. Indemnifcation of Expenses of Successful Party. To the extent that Indemnitee has been wholly successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         7. Advances of Expenses. The Expenses incurred by Indemnitee in connection with any Proceeding shall be paid by the Company in advance of a final disposition of such Proceeding at the written request of the Indemnitee, if (i) the indemnification is pursuant to Section 3 and the Company receives a written affirmation by the Indemnitee of his good faith belief that he has met the necessary standard of conduct for indemnification; and (ii) Indemnitee undertakes, in writing, to repay such amount if and to the extent that it is ultimately determined that he is not entitled to Indemnification for such Expenses pursuant to Section 3. Following such a request, statement and undertaking by Indemnitee, the Company shall, subject to the provisions of
Section 4, pay all invoices, statements or bills reflecting such Expenses submitted by or on behalf of Indemnitee and shall reimburse Indemnitee for all Expenses paid by Indemnitee within 30 days.

         If the Company does not timely make the payments or reimbursements called for under Sections 3 and 5, the unpaid balance will accrue interest at the Specified Interest Rate. Such late charges shall be due and payable on the first day of each 30-day period thereafter.

         The Company agrees to pay the fees of any Independent Legal Counsel required by this Agreement and to indemnify such counsel against all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

         8. Selection of Counsel. In the event the Company shall be obligated under Section 3 to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice,


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approval of such counsel by Indemnitee and the retention of such counsel by the
Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ Indemnitee's own counsel in any such proceeding at Indemnitee's own expense; and
(ii) if (A) the employment of counsel by Indemnitee at the Company's expense has been previously authorized by the Company, (B) Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company has not, in fact, employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be borne by the Company.

         9. Court Ordered Indemnification; Fees and Expenses. The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Should any party hereto be required to employ an attorney to enforce or defend the rights of such party hereunder or in connection herewith, the prevailing party shall be entitled to recover from the losing party such prevailing party's court costs and reasonable attorneys' fees and expenses actually incurred in connection therewith.

         10. Exceptions. The Company shall not be obligated pursuant to the terms of this Agreement:

         (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought in the Company's name or behalf, or to establish or enforce a right to indemnification under this Agreement or any other statute or law; but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

         (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by Indemnitee in such proceeding were not made in good faith or were frivolous; or

         (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

         11. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of and shall be in addition to (but shall not be duplicative of) any other rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, as amended, or Bylaws, as amended, any agreement (including without limitation any


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and all directors' and/or officers' insurance policies), any vote of shareholders or disinterested directors, or otherwise, both as to action in his Official Capacity and as to action in another capacity while holding such office; provided that to the extent any prior agreements between the Company and the Indemnitee conflict with, are more limiting than, or provide lesser rights or protections to Indemnitee than this Agreement, this Agreement shall supersede and control.

         The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a director and/or officer and shall inure to the benefit of his heirs and personal representatives.

         12. Scope. The provisions of this Agreement shall be construed in conformity with the Company's intention to agree to indemnify the Indemnitee to the fullest extent permitted by applicable law, as amended from time to time, notwithstanding that the form or manner of such indemnification might not be authorized specifically by the other provisions of this Agreement, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, or by statute.

         13. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

         14. Savings Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

         15. Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to Mobility Electronics, Inc., Attention: President, 7955 E. Redfield Road, Scottsdale, Arizona 85260 (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received only upon actual receipt. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         16. Counterparts. This Agreement may be executed in any number of counterparts, and upon the execution hereof by all parties hereto, in counterparts or otherwise, each executed counterpart shall constitute an original and all of such counterparts together shall constitute a single original.


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         17. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Delaware.

         18. Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of any court of competent jurisdiction and appropriate venue in the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement.

         19. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         20. Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of words shall include the singular and plural.

         21. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               MOBILITY ELECTRONICS, INC.



                                               By:
                                                  -----------------------------
                                                  Charles R. Mollo, Chief
                                                  Executive Officer


                                               By:
                                                  -----------------------------



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